UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 6, 2015

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 6, 2015.  A total of 11,684,325 shares (approximately 92%) of the issued and outstanding shares of USANA common stock were represented by proxy or in person at the meeting.  The following matters were submitted and voted upon at the Annual Meeting:

1.              USANA shareholders voted to elect five individuals to the Board of Directors for the succeeding year as set forth below:

		Number of	Number of
	Number of	Shares	Shares	Broker Non-
Name	Shares For	Withheld	Abstaining	Votes

Myron W. Wentz, PhD	10,928,959	105,545	—	649,821
Ronald S. Poelman	9,669,463	1,365,041	—	649,821
Robert Anciaux	10,971,616	62,888	—	649,821
Jerry G. McClain	10,941,790	92,714	—	649,821
Gilbert A. Fuller	10,885,530	148,974	—	649,821

2.              USANA shareholders voted to approve the company’s 2015 Equity Incentive Award Plan as set forth below:

	Number of	Number of
Number of	Shares	Shares	Broker Non-
Shares For	Withheld	Abstaining	Votes
7,433,453	3,596,793	4,258	649,821

3.              USANA shareholders voted to ratify the Board’s selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2015 as set forth below:

	Number of	Number of
Number of	Shares	Shares	Broker Non-
Shares For	Withheld	Abstaining	Votes
11,675,912	1,959	6,454	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By:	/s/ Paul A. Jones

Paul A. Jones, Chief Financial Officer

Date:  May 8, 2015